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                                     EXHIBIT 11.1

                                     SCOOP, INC.
                          COMPUTATION OF NET LOSS PER SHARE

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                                                                             THREE MONTHS                     SIX MONTHS
                                                                             ENDED JUNE 30,                  ENDED JUNE 30,
                                                                            ----------------                ----------------

                                                                          1997            1998            1998            1998
                                                                          ----            ----            ----            ----
Weighted average shares outstanding . . . . . . . . . . . . . . . .     5,341,000       5,501,000        4,546,000       5,501,000
Weighted average shares used in calculation of basic and diluted
 net loss per share . . . . . . . . . . . . . . . . . . . . . . . .     5,341,000       5,501,000        4,546,000       5,501,000
                                                                      -----------     -----------      -----------     -----------
                                                                      -----------     -----------      -----------     -----------

Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $(1,081,500)    $  (643,200)     $(1,649,200)    $(1,776,000)
                                                                      -----------     -----------      -----------     -----------
                                                                      -----------     -----------      -----------     -----------
Basic and diluted loss per share. . . . . . . . . . . . . . . . . .   $     (0.20)    $     (0.12)     $     (0.36)    $     (0.32)
                                                                      -----------     -----------      -----------     -----------
                                                                      -----------     -----------      -----------     -----------
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